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                                                                       EXHIBIT 5

                              Letterhead of Dechert

May 4, 2001

American Water Works Company, Inc.
1025 Laurel Oak Road
Voorhees, New Jersey 08043

Re:  REGISTRATION ON FORM S-8 OF SHARES OF COMMON STOCK OF
     AMERICAN WATER WORKS COMPANY, INC.

Gentlemen and Ladies:

We have acted as counsel for American Water Works Company, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of the Company's Common Stock, par value $1.25 per share (the "Shares"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed today with the Securities and Exchange Commission relating to the Company's 2000 Stock Award and Incentive Plan, the Deferred Compensation Plan, the Director Deferred Compensation Plan, the Savings Plan for Employees of American Water Works Company, Inc. and Its Designated Subsidiaries and the Employees' Stock Ownership Plan of American Water Works Company, Inc. and Its Designated Subsidiaries (together, the "Plans").

We have participated in the preparation of the Registration Statement and examined such corporate records and documents and matters of law as we have considered appropriate to enable us to give this opinion. In making our examination, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon the foregoing, it is our opinion that:

     1. the Shares, to the extent they are newly issuable pursuant to the Plans, when delivered and paid for in accordance with the terms of the Plans, will be duly authorized, validly issued, fully paid and nonassessable.

     2. the provisions of the written documents constituting the Plans comply with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended.

Our opinions contained herein relate solely to the Delaware General Corporation Law and the Employee Retirement Income Security Act of 1974, as amended, and we express no opinion herein concerning the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

Dechert